Monaker Group, Inc. 10-Q

Exhibit 10.4

SECOND AMENDMENT TO

AMENDED PROMISSORY NOTE

This Second Amendment to Amended Promissory Note (this “Agreement”), dated October 10, 2019 and effective as of August 31, 2019 (the “Effective Date”), amends that certain Amended Promissory Note in the original principal amount of $230,000, as amended by the First Amendment to Promissory Note dated March 12, 2019 and effective February 28, 2019 (as amended and extended to date, the “Note”, a copy of which have been filed as exhibits to the Lender’s filings with the Securities and Exchange Commission1) made and entered into effective as of October 19, 2018, by and between Bettwork Industries Inc., a Nevada company, having an address at 704 North 39th Street, Suite 120, Ft Pierce, FL 34947 (“Borrower”) and Monaker Group Inc., located at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331 (“Lender”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Note.

WHEREAS, the Borrower and the Lender desire to amend the Note to extend the Maturity Date of the Note on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1.                  Amendment to Note.

(a)

Effective as of the Effective Date, the definition of “Maturity Date” in the introductory paragraph of the Note shall be amended from “August 31, 2019” to “February 29, 2020” (the “Maturity Extension”).

2.                  Confirmations.

(a)

Lender agrees and confirms that the Note shall be due and payable on February 29, 2020, as a result of the Maturity Extension described herein.

(b)

The Lender agrees and confirms that the Note is not currently in default.

(c)

The Lender and Borrower agree and confirm that the total Principal Amount of the Note is currently $190,000.

3.                  Consideration. Each of the parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

1 https://www.sec.gov/Archives/edgar/data/1372183/000158069519000028/ex10-13.htm and https://www.sec.gov/Archives/edgar/data/1372183/000158069519000098/ex10-2.htm

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4.                  Mutual Representations, Covenants and Warranties. Each of the parties, for themselves and for the benefit of each of the other parties hereto, represents, covenants and warranties that:

(a)

Such party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)

The execution and delivery by such party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such party is bound or affected; and

(c)

Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

5.                  Further Assurances. The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

6.                  Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Note, and/or any other documents, agreements or understandings entered into in connection therewith (collectively, “Ancillary Agreements”), to “Amended Promissory Note”, “Promissory Note”, “Note”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Note as modified or amended hereby.

7.                  Note to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Note and Ancillary Agreements, and the terms and conditions thereof shall remain in full force and effect.

8.                  Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

9.                  Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

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10.              Governing Law. This Agreement shall be governed by the laws of the State of Florida without regard to choice of law consideration. Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of Florida and of any federal court located in such State in connection with any action or proceeding arising out of or relating to the Note or this Agreement.

11.              Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Borrower shall not assign any of its rights or obligations under the Note without the Lender’s prior written approval, provided that such obligations shall automatically be assigned to any successor of the Borrower.

12.              Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

“Pledgor”:[2]		“Borrower”:

Pledgor of Bettwork Industries Inc.		Bettwork Industries Inc.
Preferred Supervoting Securities

Bettwork Industries Inc.

By:	/s/ Ashvin Mascarenhas	By:	/s/ Ashvin Mascarenhas
Name:	Ashvin Mascarenhas	Name:	Ashvin Mascarenhas
Title:	Chairman, Bettwork Industries Inc.	Title:	President

By:	/s/ Ashvin Mascarenhas	By:	/s/ Ashvin Mascarenhas
Name:	Ashvin Mascarenhas	Name:	Ashvin Mascarenhas
	(Individually)		(An Individually)

“Lender”

Monaker Group, Inc.

		By:	/s/ William Kerby
William Kerby
Chief Executive Officer

2Approving, confirming, ratifying and agreeing to the terms and conditions of this Agreement and the Note.

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